Exhibit 99.1

Verano Announces the Opening of MÜV Winter Springs, the Company’s 66th Florida Location and 125th Retail Location Nationwide

●	MÜV Winter Springs is located at 1315 Tuskawilla Road, a busy thoroughfare with an average daily traffic count of 34,000 vehicles[1]
●	MÜV is the first medical cannabis dispensary in Winter Springs, a city with a population of over 38,000[2]
●	Verano’s active operations span 13 states, comprised of 125 dispensaries and 14 cultivation and processing facilities with more than 1 million square feet of cultivation capacity

CHICAGO, March 2, 2023 – Verano Holdings Corp. (CSE: VRNO) (OTCQX: VRNOF) (“Verano” or the “Company”), a leading multi-state cannabis company, today announced the opening of MÜV Winter Springs on Friday, March 3, 2023; this is the Company’s 66th Florida dispensary and 125th retail outlet nationwide. MÜV Winter Springs, located at 1315 Tuskawilla Road, is open Monday through Saturday from 9 a.m. to 7 p.m. and Sunday from 11 a.m. to 5 p.m., local time.

According to Florida’s Office of Medical Marijuana Use, there are currently over 792,000 qualified medical cannabis patients in the state. Florida medical cannabis sales are projected to reach $2.5 billion by 2026, as reported by MJBiz Factbook 2022.

“MÜV Winter Springs expands our retail footprint in the Orlando metropolitan area to four retail locations, allowing us to reach even more patients in Florida’s medical marijuana community,” said John Tipton, President of Verano. “We’re pleased to offer enhanced patient accessibility and convenience, and we look forward to serving Winter Springs area patients with our assortment of premium cannabis products.”

As a demonstration of Verano’s commitment to provide a convenient and reliable experience for Florida patients, MÜV dispensaries feature online menus for effortless browsing of their extensive, award-winning product selection, including the Company’s signature Verano Reserve, MÜV and Sweet Supply flower, Encore edibles, and Savvy flower and extracts. The Company also offers one-on-one virtual and in-store consultations at no cost to patients and provides patient-centric concierge services via phone, email, web chat and text to address patient questions and inquiries. For additional convenience and accessibility, patients can choose to order ahead at muvfl.com or through the MÜV mobile application available in the Google Play and Apple App stores for express in-store pickup.

MÜV’s comprehensive product selection includes edibles, chocolates and lozenges, flower, pre-rolls, an array of vaporizer pens, concentrates, metered-dose inhalers, topicals and oral sprays; along with patented encapsulation formulations in its EnCaps™ capsules, tinctures, 72-hour transdermal patches and transdermal gels.

1 Florida Department of Transportation

2 United States Census Bureau

For more information about MÜV Winter Springs medical cannabis dispensary, visit muvfl.com.

About Verano

Verano is a leading, vertically integrated, multi-state cannabis operator in the U.S., devoted to the ongoing improvement of communal wellness by providing responsible access to regulated cannabis products. With a mission to address vital health and wellness needs, Verano produces a comprehensive suite of high-quality, innovative cannabis products sold under its trusted portfolio of consumer brands, Verano™, MÜV™, Savvy™, BITS™, Encore™, and Avexia™. Verano’s portfolio encompasses 14 U.S. states, with active operations in 13, including 14 production facilities comprising over 1,000,000 square feet of cultivation capacity. Verano designs, builds, and operates dispensaries under retail brands including Zen Leaf™ and MÜV™, delivering a superior cannabis shopping experience in both medical and adult use markets. Learn more at www.verano.com.

Contacts:

Media

Verano

Grace Bondy

Senior Manager, Communications

Grace.Bondy@verano.com

Investors

Verano

Julianna Paterra, CFA

Vice President, Investor Relations

Julianna.Paterra@verano.com

Forward Looking Statements

This press release may contain “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Such forward-looking statements are not representative of historical facts or information or current condition, but instead represent only the Company’s beliefs regarding future events, plans or objectives, many of which, by their nature, are inherently uncertain and outside of the Company’s control. Generally, such forward-looking statements can be identified by the use of forward-looking terminology such as “plans”, “expects” or “does not expect”, “is expected”, “budget”, “future”, “scheduled”, “estimates”, “forecasts”, “projects” “intends”, “anticipates” or “does not anticipate”, or “believes”, or variations of such words and phrases or may contain statements that certain actions, events or results “may”, “could”, “would”, “might” or “will be taken”, “will continue”, “will occur” or “will be achieved”. Forward-looking statements involve and are subject to assumptions and known and unknown risks, uncertainties, and other factors which may cause actual events, results, performance, or achievements of the Company to be materially different from future events, results, performance, and achievements expressed or implied by forward-looking statements herein, including, without limitation, the risk factors described in the Company’s registration statement on Form 10, as amended, and quarterly reports on Form 10-Q filed with the U.S. Securities and Exchange Commission at www.sec.gov. The forward-looking statements contained in this press release are made as of the date of this press release, and the Company does not undertake to update any forward-looking information or forward-looking statements that are contained or referenced herein, except as may be required in accordance with applicable securities laws. All subsequent written and oral forward-looking information and statements attributable to the Company or persons acting on its behalf is expressly qualified in its entirety by this notice regarding forward-looking information and statements.

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